Exhibit 99.1

Shuttle Pharma Appoints Timothy Lorber as Chief Financial Officer

Current CFO, Michael Vander Hoek, transitions to full-time Vice President, Regulatory

GAITHERSBURG, Md., June 18, 2024 — Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH) (“Shuttle Pharma”), a discovery and development stage specialty pharmaceutical company focused on improving outcomes for cancer patients treated with radiation therapy (RT), today announced the appointment of Timothy Lorber, CPA, as the Company Chief Financial Officer. The Company’s current Chief Financial Officer, Michael Vander Hoek, who also serves as our Vice President, Regulatory, will be transitioning out of his role as Chief Financial Officer and will assume the Vice President, Regulatory position on a full-time basis.

Mr. Lorber is a CPA with more than 40 years of professional finance experience, including 15 years with Legg Mason, Inc. (“Legg Mason”), one of the world’s larger public global asset management firms where he served as a Managing Director and Chief Accounting Officer until its sale in 2020. More recently, Mr. Lorber has served in leadership roles with several privately held businesses, overseeing finance, IT and HR functions. Prior to Legg Mason, Mr. Lorber served as Internal Audit Director of Freddie Mac and has also worked for several international public accounting firms.

“We are extremely excited to be welcoming Tim Lorber to the executive team at Shuttle Pharma,” stated Shuttle Pharma’s Chairman and CEO, Anatoly Dritschilo, M.D. “His deep experience, including significant involvement with valuations, M&A transactions, complex financial accounting and Securities Exchange Commission reporting matters will serve the Company well as we advance our mission to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of Radiation Therapy while limiting the late effects of radiation in cancer treatment.”

Mr. Lorber will initially serve as the Company’s part-time Chief Financial Officer until September 9, and, effective September 10, 2024, Mr. Lorber will assume the role of full-time Chief Financial Officer of the Company. Mr. Vander Hoek will become the full-time Vice President, Regulatory concurrent with Mr. Lorber’s full-time appointment as Chief Financial Officer.

“Michael Vander Hoek has been performing two critical roles for Shuttle for the past four years as both our Chief Financial Officer and our Vice President of Regulatory. With the Company’s growth and the planned initiation of the multi-center Phase 2 clinical trial, Michael will focus his efforts on the successful execution of all regulatory matters, including management of site enrollment, FDA relations, and contract research organization activities to ensure compliance with all matters. I am thankful for Michael’s hard work as our Chief Financial Officer during the past four plus years and look forward to his many contributions as we ramp up our clinical activities,” Dr. Dritschilo concluded.

About Shuttle Pharmaceuticals

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharma is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes for cancer patients treated with radiation therapy (RT). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit our website at www.shuttlepharma.com.

Safe Harbor Statement

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning the development of our company. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including factors discussed in the “Risk Factors” section of Shuttle Pharma’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 20, 2024, as well other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, Shuttle Pharmaceuticals specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Shuttle Pharmaceuticals
Anatoly Dritschilo, M.D., CEO
240-403-4212
info@shuttlepharma.com

Investor Contacts
Lytham Partners, LLC
Robert Blum
602-889-9700
shph@lythampartners.com